EXHIBIT 99.1

[PROSOFTTRAINING LOGO]	Contact:	Investor Relations
ProsoftTraining
602-794-4101
investors@prosofttraining.com

ProsoftTraining Discloses Nasdaq Determination

Phoenix, Arizona — August 20, 2003 - ProsoftTraining (Nasdaq: POSO) today announced it received a Nasdaq Staff Determination on August 19, 2003, indicating that Prosoft’s securities are subject to delisting from The Nasdaq SmallCap Market. Nasdaq Marketplace Rule 4310(c)(4) establishes a minimum $1.00 closing bid price per share requirement for continued listing. The Staff Determination was made upon the expiration of a grace period previously granted by Nasdaq following which the minimum bid price for Prosoft’s common shares remained below $1.00. The Company continues to meet the other listing requirements established by Nasdaq.

Prosoft will request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The stock will continue to trade on The Nasdaq SmallCap Market pending the Panel’s decision. However, there can be no assurance that the Panel will grant the Company’s request for continued listing thereafter.

This press release contains forward-looking information relating to the Company’s continued listing on the Nasdaq SmallCap Market. Investors should consider this fact along with other risk factors identified in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K.

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